UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

April 28, 2022 (April 27, 2022)

Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited

(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,

Canada, T2C 4X9

(Address of principal executive offices) (Zip Code)

(403) 319-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value, of Canadian Pacific Railway Limited	CP	New York Stock Exchange
Common Shares, without par value, of Canadian Pacific Railway Limited	CP	Toronto Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	CP40	New York Stock Exchange
Perpetual 4% Consolidated Debenture Stock of Canadian Pacific Railway Company	BC87	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2022 annual and special meeting of shareholders of Canadian Pacific Railway Limited (the “Corporation”) held on April 27, 2022 (the “2022 Shareholder Meeting”), the shareholders of the Corporation voted on (1) the appointment of Ernst & Young LLP as the Corporation’s auditor until the close of the Corporation’s next annual meeting of shareholders, (2) an ordinary resolution to approve an amendment to the Management Stock Option Incentive Plan (3) an advisory vote to approve the compensation of the Corporation’s named executive officers (“Say on Pay”) (4) an advisory vote to approve the Corporation’s approach to climate change (“Say on Climate”), and (5) the election of nine directors nominated by the Corporation’s board of directors (the “Board”) to hold office until the until the close of the Corporation’s next annual meeting of shareholders or until their successors are elected or appointed. The proposals are further described in the Corporation’s management proxy circular filed with the U.S. Securities and Exchange Commission on Form 8-K on March 28, 2022 (the “Proxy Circular”).

The tables below set forth the number of votes cast for, against, withheld/abstained, and the number of broker non-votes, for each matter voted upon by the Corporation’s shareholders.

1) Appointment of Auditor. The shareholders voted to approve the appointment of Ernst & Young LLP as the Corporation’s auditor until the close of the Corporation’s next annual meeting of shareholders.

For	Against	Withheld/Abstained	Broker Non-Votes
753,789,318 (99.56%)	0 (0%)	3,327,747 (0.44%)	2

2) Ordinary Resolution to Approve an Amendment to the Management Stock Option Incentive Plan. The shareholders approved an ordinary resolution to amend the option plan to increase the total number of shares available for issuance under the option plan by 20,000,000.

For	Against	Withheld/Abstained	Broker Non-Votes
675,569,723 (92.28%)	56,544,970 (7.72%)	0 (0%)	25,002,374

3) Advisory Vote to Approve the Compensation of the Corporation’s Named Executive Officers. The shareholders voted for, on a non-binding advisory basis, the approval of the compensation of the Corporation’s named executive officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Proxy Circular. Although this Say on Pay vote is an advisory vote and the results are not binding upon the Board, the Board will take into account the results of this vote, together with other shareholder feedback and best practices in compensation and governance.

For	Against	Withheld/Abstained	Broker Non-Votes
677,344,210 (92.52%)	54,770,484 (7.48%)	0 (0%)	25,002,373

4) Advisory Vote to Approve the Corporation’s Approach to Climate Change. The advisory vote to approve the Corporation’s approach to climate change was approved. Although the vote is non-binding, the Risk and Sustainability Committee will review and consider the voting results when evaluating the Corporation’s approach to climate change in the future. The Corporation expects to inform shareholders about the results of that process and any actions it may take in response.

For	Against	Withheld/Abstained	Broker Non-Votes
636,073,561 (86.88%)	96,041,138 (13.12%)	0 (0%)	25,002,373

5) Election of Directors. The following directors were elected to hold office until the close of the next annual meeting of shareholders:

Name	For	Against	Withheld/Abstained	Broker Non-Votes
The Hon. John Baird	692,694,708 (94.79%)	0 (0%)	38,107,139 (5.21%)	26,315,190
Isabelle Courville	728,910,959 (99.74%)	0 (0%)	1,890,918 (0.26%)	26,315,190
Keith E. Creel	721,545,958 (98.73%)	0 (0%)	9,255,919 (1.27%)	26,315,190
Gillian H. Denham	691,775,987 (94.66%)	0 (0%)	39,025,890 (5.34%)	26,315,190
Edward R. Hamberger	721,086,897 (98.67%)	0 (0%)	9,714,980 (1.33%)	26,315,190
Matthew H. Paull	713,033,985 (97.57%)	0 (0%)	17,767,892 (2.43%)	26,315,190
Jane L. Peverett	717,993,538 (98.25%)	0 (0%)	12,807,757 (1.75%)	26,315,190

Andrea Robertson	725,700,836 (99.30%)	0 (0%)	5,101,041 (0.70%)	26,315,190
Gordon T. Trafton	725,491,408 (99.27%)	0 (0%)	5,310,469 (0.73%)	26,315,190

ITEM 8.01.	Other Events.

On April 27, 2022, the Corporation issued a press release announcing the results of the 2022 Shareholder Meeting and director elections. A copy of this press release is attached as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 99.1	Press Release dated April 27, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2022

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ Nizam Hasham
Name: Nizam Hasham
Title: Assistant Corporate Secretary